EXHIBIT 10.115
                       ELECTROSOURCE, INC.
                      CONSULTING AGREEMENT

                            95-C-075

           THIS CONSULTING AGREEMENT (the "Agreement"), made effective the 1st day of August, 1995, is between Electrosource, Inc., a Delaware corporation, having principal offices at 3800-B Drossett Drive, Austin, Texas, 78744-1131, U.S.A. ("Electrosource") and, DONALD C. PERRIELLO (Consultant) whose mailing address is Post Office Box 18361, Austin, Texas 78760.

                      W I T N E S S E T H:

     WHEREAS, Consultant possesses the knowledge and expertise in accounting and administraive matters; and

       WHEREAS,    Electrosource  desires   the   assistance   of
Consultant.

      NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

     Electrosource and Consultant, intending to be legally bound, agree as follows:

     1.    Term.   Electrosource  hereby  engages  Consultant  as
     independent contractor for a term commencing on August 1, 1995, and ending on June 30, 1997.

           Electrosource shall have the right to extend this Agreement by written modification at the same rate of compensation provided for in Section 3 by written notice not less than two weeks prior to the last day of the initial term of this Agreement or Amendment to same.

           Electrosource may cancel this Agreement at its sole discretion with ninety (90) days written notice to Consultant. Electrosource's sole liability will be for hours worked at the rate specified, and for reasonable travel or business expenses incurred in accordance with
     Section 4.

           Notwithstanding any other provision of this Agreement, if Consultant breaches any of its provisions, Electrosource may terminate this Agreement immediately upon written notice to Consultant.

           Upon termination of this Agreement in accordance with any of its provisions, Electrosource shall have no obligation to make further payments to Consultant for services performed after notice is received by Consultant. Notice may be hand carried or sent by certified mail. Notice is effective upon receipt or within five days of mailing, whichever is earlier.

     2. Duties. Consultant shall use his best efforts on behalf of Electrosource to assist Electrosource with respect to all matters pertaining to accounting and other administrative matters . Consultant shall be reasonably available on an on-call, as-needed basis to perform such advising and consulting duties as may be assigned from time to time by Electrosource. Such consulting services shall be provided either at the offices of Electrosource or Consultant, or at such other locations as the parties may agree.

           Specific duties shall include, but not be limited to, serving the particular needs of the Project Manager and others designated by him.

     3. Compensation. As full compensation for the services which Consultant renders to Electrosource under this Agreement, Electrosource shall pay to Consultant $50.00 per hour. Invoices Consultant submits to Electrosource for services rendered shall include the heading "a professional consulting firm (or individual)."

     4. Expenses. Electrosource shall reimburse Consultant for all proper and reasonable expenses incurred by him pursuant to Consultant's consulting duties. Such expenses may include necessary actual expenses of out-of-town travel costs, communications, hotel accommodations, meals and the like provided that Consultant shall keep and provide Electrosource an accurate and complete accounting of all such expenses so incurred, and shall obtain Electrosource's prior written consent to any such expenses. Reimbursement of expenses will be issued within ten (10) days of receipt of complete accounting of same.

     5. Confidential and Proprietary Information. The parties agree that from time to time during performance of this Agreement confidential or proprietary technical or business information may be provided either orally or in written form to Consultant. Such information will be specifically designated by Electrosource as confidential or proprietary. Consultant shall keep confidential all such designated information furnished by Electrosource and safeguard same from disclosure or use by any unauthorized individuals for any purpose other than in performance of this Agreement.

           Neither expiration of this Agreement nor its earlier termination for any reason shall release Consultant from its obligations under Section 5.

            Consultant shall restrict the disclosure of Electrosource's confidential or proprietary technical and business information to those of his employees who need to know the same for purposes of carrying out this contract. Consultant shall advise all such employees of Consultant's obligations of confidentiality under this Agreement.

           In event of termination or cancellation of this Agreement for any reason whatsoever, Consultant agrees promptly to deliver to Electrosource all written information of any sort made available to Consultant or created by it under the terms of this Agreement.

           Work product created by Consultant shall become the confidential proprietary property of Electrosource. Consultant agrees to treat such work product in the same manner as confidential proprietary information of Electrosource. Consultant agrees that any remedy at law would be inadequate or a violation of this provision; consequently, Consultant agrees that Electrosource is entitled to obtain an injunction against Consultant's disclosure of any confidential proprietary information.

           Neither expiration of this Agreement nor its earlier termination for any reason shall release Consultant from its obligations under this Section 5.

     6. Classified Information. Except in connection with authorized visits, classified material shall not be possessed by the Consultant off the premises of the Company. The Company shall not furnish classified material to the Consultant at any other location than the premises of the Company and performance of the consulting services by the Consultant shall be accomplished at the premises of the Company; and classification guidance will be provided by the Company.

           The Consultant and his certifying employees shall not disclose classified information to unauthorized persons.

           Electrosource  shall brief the Consultant  as  to  the
     security   controls   and  procedures  applicable   to   the
     Consultant's performance.

     7. Works of Authorship and Inventions. Consultant shall convey to Electrosource all rights to each work of authorship, whether or not patentable, which is conceived, developed, written, or reduced to practice by Consultant in performing the requirements of this agreement. Consultant agrees to execute all necessary patent and copyright applications, assignments and other instruments at Electrosource's expense and to give all lawful and proper testimony in aid of Electrosource obtaining and maintaining in its name full and complete patent protection on any such invention. Before final payment is made under this Agreement, Consultant shall furnish Electrosource complete information with respect to any invention and all work product subject to this Section.

          Consultant hereby irrevocably appoints each officer and director of Electrosource as his attorney-in-fact for purposes of filing any applications or assignments necessary to properly reflect the sole ownership by Electrosource of any invention or work of authorship subject to this Section.

     8. Assignment and Subcontracting. Neither this Agreement nor its performance, either in whole or in part, shall be assigned or subcontracted by Consultant to a third party
     without,  in  each  case,  the  prior  written  consent   of
     Electrosource.

     9.   No Conflicts.  Consultant represents and warrants that:

          (a) He has full authority to enter into this Agreement and to perform his obligations hereunder; and

          (b) Performance by Consultant of his obligations hereunder will not be in conflict with any other of his obligations.



           Notwithstanding any other provision of this Agreement, Electrosource shall have the right to terminate this Agreement if, in Electrosource's sole opinion, a conflict of interest rises or may arise between Consultant's representation of Electrosource and its representation of its other clients. Such termination shall become effective upon five (5) days written notification by Electrosource.

     10. Independent Contractor. Consultant's relationship to Electrosource shall be solely to provide personal services on an independent contractor basis. In this capacity, Consultant will not be a regular employee of Electrosource and will not be entitled to worker's compensation coverage, unemployment insurance, or any other type or form of insurance or benefit normally provided by Electrosource for its employees, and Electrosource will not be responsible for withholding federal income or social security taxes from the fees paid to Consultant. The Consultant will be solely responsible for reporting and paying all Federal, State and Local taxes arising from his performance of this agreement. The consultant is generally free to perform the services hereunder in any manner desired, subject to satisfactory completion of the subject task.

     11. Notice. A notice communicated to Electrosource shall be sent to James M. Rosel, Vice President, Electrosource, Inc., 3800-B Drossett Drive, Austin, TX 78744-1131, or to such other place or places as Electrosource by notice in writing shall specify. Any notice to be served shall be deemed to be served if the same be sent by registered or certified mail through the United States mail, addressed to the party on which service is to be effected at the address stated in the immediately preceding sentences and shall be deemed to have been received on the day indicated on the return receipt relating thereto.

     12. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Electrosource, and to the successors and assigns of Consultant.

     13. Modification. This Agreement supersedes all prior agreements or understandings between Consultant and Electrosource relating to the subject matter hereof, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless reduced to writing and signed by duly authorized officers of Electrosource and by Consultant.

     14. Construction. This Agreement shall be construed in accordance with the laws of the State of Texas. Consultant hereby submits to the continuing jurisdiction of the laws and the courts of the State of Texas in the prosecution of any interpretation or dispute under or arising out of this Agreement. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such judgment shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the portion to be held invalid, unenforceable or void shall, if possible be deemed amended or reduced in scope or to otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.


     IN WITNESS WHEREOF, this Agreement is dated and is effective the date and year first above written.

ELECTROSOURCE, INC.                    DONALD C. PERRIELLO

By:     /S/                            By:           /S/
      James M. Rosel                         Donald C. Perriello
      Vice President, General Counsel
Date: September 1, 1995                Date: September 1, 1995

                                       SOCIAL SECURITY NUMBER OR
                                       FEDERAL IDENTIFICATION NUMBER:
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